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                                                                     EXHIBIT 5.1

                  OPINION OF AKERMAN, SENTERFITT & EIDSON, P.A.

                                  June 12, 2002

Paving Stone Corporation
1760 N.W. 22nd Court
Pompano Beach, Florida  33069

Ladies and Gentlemen:

         We have acted as counsel to Paving Stone Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement relates to the registration by the Company of 300,000 shares (the "Shares") of the Company's common stock, par value $0.00001 per share, issuable pursuant to that certain Consulting Agreement between the Company and Robert McCann dated June 6, 2002 (the "Consulting Agreement").

         In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents: (1) the Company's Articles of Incorporation and Bylaws, as amended, (2) the Consulting Agreement, and (3) such other documents and instruments that we have deemed necessary for the expression of the opinions contained herein. In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies.

         Based upon the foregoing examination, we are of the opinion that the Shares have been duly authorized and, when issued, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                        Sincerely,

                                        AKERMAN, SENTERFITT & EIDSON, P.A.

                                        /s/ AKERMAN, SENTERFITT & EIDSON, P.A.
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